EXHIBIT 4.2

                            ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT made the 4th day of August, 2005.


BETWEEN:
                               425001 ALBERTA LTD.
           a body corporate duly incorporated and registered to carry on business in the Province of Alberta

                                                               OF THE FIRST PART
                                     - and -


                 WORLDWIDE PROMOTIONAL PRODUCTS 2004 CORPORATION
           a body corporate duly incorporated and registered to carry on business in the Province of Alberta

                                                              OF THE SECOND PART
WHEREAS:
-------

A.   the Vendor is in the Business;

B.   the Purchaser is in the Business; and

C. the Vendor has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Vendor all or substantially all of the assets, undertaking and property of and pertaining to the Business, upon and subject to the terms and conditions hereinafter set forth in this Agreement.

NOW THEREFORE THIS ASSET PURCHASE AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements hereinafter expressed, and the payment of the sum of One Hundred and Fifty Seven Thousand Six Hundred and Forty Seven ($157,647.33) Canadian Dollars and Thirty-Three Cents now paid by the Purchaser to the Vendor, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Vendor and the Purchaser, the Vendor and the Purchaser agree each with the other as follows:


1. ARTICLE ONE - INTERPRETATION

     a) Defined Terms

     i) For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below, and grammatical variations of such terms shall have corresponding meanings:

     ii) "Act" means the Business Corporations Act (Alberta), as amended from time to time and any successor legislation thereto;

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1. ARTICLE ONE - INTERPRETATION - continued

     iii) "Agreement" means this Asset Purchase Agreement between 425001 Alberta Ltd., a body corporate duly incorporated and registered to carry on business in the Province of Alberta, and Worldwide Promotional Products 2004 Corporation, a body corporate duly incorporated and registered to carry on business in the Province of Alberta, made August 4, 2005;

     iv)  "Applicable  Laws"  means,  with  respect to any Person,  any Canadian
          (whether federal, territorial, provincial, municipal or local) or foreign statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement, all as in effect as of the Closing, of any Governmental Authority applicable to such Person or any of their respective properties, assets, officers, directors, employees, consultants or agents;

     v) "Assumed Liabilities" has the meaning set out in section 2.b) of this Agreement;

     vi) "Business" means the business of selling wholesale various promotional products to various businesses and individuals throughout Canada;

     vii) "Business Day" means any day, other than a Saturday or a Sunday, on which the main branch of HSBC Bank of Canada located at Calgary, Alberta is open for business;

     viii)"Closing" and "Closing Date" has the meaning set out in Section 3.d) of this Agreement;

     ix) "Closing Time" has the meaning set out in Section 3.d) of this Agreement;

     x) "Contract" means any contract, agreement, indenture, leases of personality, deed of trust, licence, option, instrument or other commitment, whether written or oral to which the Vendor is a party or by which the Vendor is bound;

     xi) "Employees" means those employees of the Vendor who are employed in the Business immediately prior to the Closing Date;

     xii) "Encumbrance" means any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, right of occupation, matter capable of registration against title, option, right of pre-emption, privilege or any Contract to create any of the foregoing;

     xiii)"ETA" means the Excise Tax Act (Canada), as amended from time to time and any successor legislation thereto;

     xiv) "Excluded Assets" has the meaning set out in section 2.d) of this Agreement;

     xv) "Excluded Liabilities" has the meaning set out in Section 2.c) of this Agreement;

     xvi) "Governmental Authority" means any Canadian (whether federal, territorial, provincial, municipal or local) or foreign government, governmental authority, quasi-governmental authority, instrumentality,


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1. ARTICLE ONE - INTERPRETATION - continued

         court,   government  or  self-regulatory   organization,   commission,
          tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing; xvii) "GST" means all taxes payable under the ETA;

     xviii)  "Liability"  means with  respect to any Person,  any  liability  or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or become due, unvested or invested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person;

     xix) "Parent Company" means Worldwide Promotional Products Corporation, a corporation incorporated pursuant to the laws of the State of Nevada, United States of America;

     xx) "Persons" shall include individuals, corporations, firms, partnerships, limited liability companies, limited liability partnerships, associations, syndications, trusts, estates, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever;

     xxi) "Purchaser" means Worldwide Promotional Products 2004 Corporation, a body corporate duly incorporated and registered to carry on business in the Province of Alberta;

     xxii)"Purchase Price" has the meaning set out in Section 3.a) of this Agreement;

     xxiii) "Purchased Assets" has the meaning set out in Section 2.a) of this Agreement;

     xxiv)"Tax" means all taxes imposed of any nature including any United States (whether federal, territorial, state, municipal or local), Canadian (whether federal, territorial, provincial, municipal or local) or foreign income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax or employer health tax), capital tax, real or personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, any withholding or back up withholding tax, value added tax, GST, severance tax, prohibited tax, premiums tax, occupation tax, customs and import duties, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax or in respect of or pursuant to any United States (whether federal, territorial, state, municipal or local), Canadian (whether federal, territorial, provincial, municipal or local) or other Applicable Laws; and

     xxv) "Vendor" means 425001 Alberta Ltd., a body corporate duly incorporated and registered to carry on business in the Province of Alberta.

     b) Currency
          Unless otherwise indicated, all dollar amounts referred to in this Agreement or the use of the symbol "$" shall be deemed to refer to Canadian dollars.

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1. ARTICLE ONE - INTERPRETATION - continued

     c) Sections, Heading and Party Drafting

          The division of the Agreement into Articles, Sections and Paragraphs and the insertion of headings are for convenience of reference only and shall not affect the interpretation or Article, Section or Paragraph of this Agreement. Each party to this Agreement acknowledges that it and its legal advisors have reviewed and participated in settling the terms of this Agreement and agrees that any rule of construction or doctrine of interpretation which has the result of construing or interpreting any ambiguity against the drafting party to this Agreement shall not be applicable in the interpretation of this Agreement.

     d) Number, Gender and Person
          In this Agreement, words imparting the singular number shall include the plural and vice versa, and words importing the use of any gender shall include all genders.

     e) Entire Agreement
          Except as herein provided and provided for, this Agreement constitutes the entire agreement between the parties to this Agreement with respect to the subject matter hereof and supersedes all prior agreements, prior drafts of this Agreement, understandings, negotiations and discussions, whether written or oral, between the parties to this Agreement with respect to the subject matter of this Agreement. There are no conditions, covenants, agreements, representation, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided. Neither this Agreement nor any provisions hereof is intended to confer upon any Person other than the parties to this Agreement any rights or remedies hereunder.

     f) Time of the Essence
          Time shall be of the essence of this Agreement and of every part hereof and no extension or variation to this Agreement shall operate as a waiver of the provision.

     g) Applicable Law
          This Agreement shall be construed, interpreted and enforced in accordance with and the respective rights and obligations of the parties to this Agreement shall be governed by the laws of the Province of Alberta and the federal laws of Canada applicable therein without reference to any principles of conflicts of laws and each party to this Agreement irrevocably and unconditionally attorns to the non-exclusive jurisdiction of the Courts of Alberta and all courts competent to hear appeals therefrom with respect to any matter arising hereunder or related hereto to this Agreement.

     h) Enurement
          This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties to this Agreement and, where the context so permits, their successors and assigns.

     i) Assignment
          The Vendor may not assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of each other party to this Agreement, which consent may be unreasonably withheld. The Purchaser may assign this Agreement and any


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1. ARTICLE ONE - INTERPRETATION - continued

          of its rights, interests and obligations hereunder without the written consent of any other party to this Agreement.

     j) Amendments; No Waivers
          i) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of any amendment, by all parties to this Agreement, or in the case of a waiver, by the party to this Agreement against whom the waiver is to be effective.

          ii) No waiver by a party to this Agreement of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.


2. ARTICLE TWO - PURCHASE AND SALE OF PURCHASED ASSETS

     a) Purchased Assets
          Subject to the provisions of this Agreement, the Vendor hereby sells to the Purchaser and the Purchaser hereby purchases from the Vendor effective as of the opening of business on the Closing Date the undertaking, goodwill and all of the property and assets of the Vendor used in connection with or otherwise relating to the Business, whether real or personal, tangible or intangible, of every kind and description and wheresoever situate as a going concern, including, without limitation:

          i) all machinery, computers, equipment, office equipment, tools, furniture, furnishings, sample inventory, and other miscellaneous items used in or relating to the Business as set forth and described in Schedule "A" attached hereto (the "Office Equipment and Furniture");

          ii) all rights of the Vendor as purchaser of goods order but not yet received or invoiced to the ultimate purchaser as of the Closing Date (the "Ordered Goods");

          iii) the Vendor's interest as tenant in a lease of a property located at 2, 1212 - 38 Avenue NE, Calgary, Alberta;

          iv) Vendor's interest in those items of leased personalty described in Schedule "B" attached hereto, to the extent such leases are assignable;

          v) the right to retain and use the telephone numbers (403) 226-3840 and 1-866-226-3840, and the facsimile number (403) 226-3805 to the extent that Telus or the Vendor's telephone service and facsimile service provider's or its assigns or successors will


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2. ARTICLE TWO - PURCHASE AND SALE OF PURCHASED ASSETS - continued

               permit such use (the "Phone and Facsimile Numbers");

          vi)  all  licenses,  permits,  approvals,   consents,   registrations,
               certificates or authorizations of the Vendor relating to the Business, if any (the "Licenses");

          vii) all records, files and documents of the Vendor relating to the Business (the "Records");

          viii)the exclusive right to the continued use of the website domain www.wesellu.com to the extent permitted by law that the website domain www.wesellu.com can be assigned or used (the "Website");

          ix) all rights and interest to the Western Financial Group contract (the "Assumed Contracts");

          but excluding from the foregoing the excluded assets.

     b) Assumed Liabilities
          Subject to the conditions in this Agreement, on the Closing Date, the Purchaser shall not assume or thereafter pay, perform, discharge or satisfy any liabilities of the Vendor incurred by the Vendor up to and prior to the Closing Date or incurred by the Vendor after the Closing Date except for the Vendor's liability pursuant to:

          i) Any obligations, liabilities, claims, suits, demands, actions or proceedings of any kind whatsoever in relation to the Vendor's lease of a property located at 2, 1212 38 Avenue NE, Calgary, Alberta;

          ii) The leases of personalty described in Schedule "B", to the extent such leases aer assignable to the Purchaser;

          iii) The  accounts  payable of the  Vendor in  respect of the  Ordered
               Goods;

          (collectively "the Assumed Liabilities").

     c) Excluded Liabilities
          For greater certainty, it is understood that the Purchaser is not assuming nor shall it be liable for any liabilities or obligations of the Business, whether accrued, absolute, contingent or otherwise, of the Vendor, including, without limitation:

          i) any and all claims, suits, demands, actions or proceedings with respect to the Business prior to the Closing Date;

          ii) any and all claims, suits, demands, actions or proceedings with respect to the Excluded Assets;

          iii) any and all claims, suits, demands, actions or proceedings relating to the operations of the Business up to the Closing Date including, without limitation, any breach by the Vendor of all applicable statutes, orders, notices, ordinances, regulations, permits, authorizations, approvals or laws;

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2. ARTICLE TWO - PURCHASE AND SALE OF PURCHASED ASSETS - continued

          iv) any obligations, liabilities, claims, suits, demands, actions or proceedings of any kind whatsoever, including, without limitation, any obligations, liabilities or claims for wages, salary, bonus, vacation pay or other remuneration or any claims pursuant to any worker's compensation or similar legislation by any Employee of the Vendor (whether or not they become employees of the Purchaser) related to any matter or event that occurred during or arose out of or is attributable to such employee's employment with the Vendor, except as otherwise provided for in section 8 (c ) below;

          v) any obligations, liabilities, claims or damages, including back wages, employee benefits or insurance costs, expenses, any unfair labour practice charges, legal fees and fines, arising out of or relating to any employment termination, layoff or reduction in hours of any Employee occurring prior to the Closing Date;

          vi) any obligations, liabilities or claims whatsoever for any commission or other remuneration payable or alleged to be payable to any broker, agent or other person who has acted or purported to act for the Vendor in connection with the sale of the Purchased Assets;

          vii) any sales commission payable by the Vendor at any time prior to or on the Closing Date; and

          viii) all liabilities not specified in Article 2.b) of this Agreement

          (collectively the "Excluded Liabilities").

     d) Excluded Assets
          The Purchaser is not purchasing or acquiring the following assets belonging to either the Vendor or the Business prior to but not including the Closing Date:

          i) all cash on hand or in banks or other depositories, insurance proceeds receivable, income and other tax refunds and term deposits;

          ii) the exclusive right to the continued use of the tradenames "Sportswise" and "Sportswise International";

          iii) all claims and causes of action accruing to the benefit of the Vendor; and

          iv)  all accounts receivable

          (collectively the "Excluded Assets").


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3. ARTICLE THREE - PURCHASE PRICE

     a) Purchase Price
          The purchase price payable by the Purchaser to the Vendor for the Purchased Assets shall be One Hundred Fifty Seven Thousand Six Hundred and Forty Seven ($157,647.33) Dollars and Thirty-Three Cents.


     b) Payment of Purchase Price
          i) The sum of $50,000.00, plus GST, shall be payable by cash, bank draft or solicitor trust cheque on the Closing Date.

          ii) The balance of the Purchase Price, plus GST, shall be payable by cash, bank draft or solicitor trust cheque on the earlier of:

               (A)  November 30, 2005 and

               (B) The date which is thirty (30) days after the Parent Company becomes a publicly traded company on the Over The Counter Bulletin Board Exchange or such other date as shall be agreed upon in writing by the Vendor and the Purchaser, which is after the Closing.

          iii) Concurrent with the Purchaser's payment of the balance of the Purchase Price, the Purchaser shall pay interest on that balance, calculated from the Closing date to the date of payment at a rate equal to the annual prime rate of interest of Bank of Montreal plus 3%.

     c) GST
          The Purchaser shall pay GST to the Vendor concurrent with each payment due pursuant to this agreement.

     d) Closing
          The Closing of the transaction (the "Closing") contemplated by this Agreement shall take place at the offices of Sihvon, Carter, Fisher & Berger, at Medicine Hat, Alberta on August 5, 2005 or such other date as shall be agreed upon by the Purchaser and the Vendor in writing (the "Closing Date") at 8:30 a.m. Alberta time or such other time as shall be agreed upon by the Purchaser and the Vendor in writing (the "Closing Time").

     e) Allocation of Purchase Price
          The Vendor and the Purchaser agree to allocate the Purchase Price among the Purchased Assets as follows:

          i)   the  Office  Equipment  and  Furniture  in the sum of  $49,337.00
               Dollars;

          ii) the Ordered Goods, in an amount equal to the accounts payable in respect of the Ordered goods;

          iii) the leases of personalty in the sum of $86,500.80

          iv)  the Phone and Facsimile Numbers in the sum of $2,209.53;

          v)   the Licences in the sum of $7,100.00;

          vi)  the Website in the sum of $7,500.00; and;

          vii) the Assumed Contracts in the sum of $5,000.00.

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4. ARTICLE FOUR - REPRESENTATIONS AND WARRANTIES OF THEVENDOR

     The Vendor represents and warrants as at the date hereof to the Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties in connection with its purchase of the Business and the Purchased Assets:


     a) Organization
          The Vendor is a corporation duly incorporated and organized and validly subsisting under the laws of the Province of Alberta and has the corporate power to own or lease its property, to carry on the Business as now being conducted by it and to enter into this Agreement and to perform its obligations hereunder. The Vendor is duly qualified as a corporation to do business in the Province of Alberta, being the only jurisdiction in which the nature of the Business or the Purchased Assets makes such qualification necessary.

     b) Authorization
          This Agreement has been duly authorized, executed and delivered by the Vendor and is a legal, valid and binding obligation of the Vendor, enforceable against the Vendor by the Purchaser in accordance with its terms.

     c) No Violation
          The execution, delivery and performance of this Agreement by the Vendor and the consummation of the transactions herein provided for will not, to the best of the knowledge of the Vendor, result in:

          i) the breach or violation in any material respect of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Vendor under:

               (1) any Contract to which the Vendor is a party to or by which it is or its properties are bound;

               (2) any provision of the constating documents or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Vendor;

               (3) judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Vendor;

               (4) any licence, permit, approval, consent or authorization held by the Vendor;or

               (5)  any applicable law, statute, ordinance,  regulation or rule;
                    nor

          ii) the creation or imposition of any Encumbrance on any of the Purchased Assets.

     d) Condition of Purchased Assets
          To the best of the knowledge of the Vendor, the Purchased Assets owned and used by the Vendor in connection with the Business are in reasonable operating condition.

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4. ARTICLE FOUR - REPRESENTATIONS AND WARRANTIES OF THEVENDOR - continued

     e) Title to Purchased Assets
          The Purchased  Assets are owned legally and beneficially by the Vendor
          with  a  good  and  valid  title  thereto,   free  and  clear  of  all
          Encumbrances.

     f) Location of the Purchased Assets
          The Purchased Assets are located at 2, 1212 - 38 Avenue NE, Calgary, Alberta.


     g) Compliance with Laws; Governmental Authorization
          To the best of the knowledge of the Vendor, the Vendor has complied in all material respects with all laws, statutes, ordinances, regulations, rules, judgments, decrees or orders applicable to the Business or the Purchased Assets, including all licences, permits, approvals, consents, certificates, registrations and authorizations necessary to carry on the Business or to own or lease any of the Purchased Assets.

     h) No Other Agreements to Purchase
          No Person other than the Purchaser has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from the Vendor of any of the Purchased Assets.

     i) Residency
          The Vendor is a resident of Canada for the purposes of the Income Tax Act (Canada).

     j) GST Registration
          The Vendor is a registrant for purposes of the ETA whose registration number is 122122229RT-0001.

     k) Employees
          No notice has been received by the Vendor which remains outstanding of any complaint filed by any of the employees against the Vendor claiming that the Vendor has violated the Employment Standards Code (Alberta), the Human Rights, Citizenship and Multiculturism Act (Alberta), the Human Rights Act (Canada), the Unemployment Insurance Act (Canada), the Canada Labour Code, the Workers' Compensation Act (Alberta) or the Occupational Health and Safety Act (Alberta) or any other applicable employee, workers' compensation, health and safety or human rights legislation or of any complaints or proceedings of any kind involving the Vendor or, to the best of the Vendor's knowledge, any of the employees of the Vendor before any labour relations board.

     l) Employee Accruals
          All accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, Canada Pension Plan premiums, accrued wages, salaries, overtime, bonuses and commissions and employee benefit plan payments have been reflected in the books and records of the Vendor and the Vendor has made all remittances with respect to such matters as are legally required for all periods up to and including the Closing Date.

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4. ARTICLE FOUR - REPRESENTATIONS AND WARRANTIES OF THEVENDOR - continued

     m) Buyers and Suppliers
          There has been no te rmination or cancellation of and no material modification or change in the Vendor's business relationship with any suppliers or buyers of the Business or any group of suppliers or buyers of the Business. The Vendor has no knowledge that the benefits of any relationship with any of the suppliers or buyers of the Business will not continue after the Closing Date in substantially the same manner as prior to the Closing Date.




5. ARTICLE FIVE - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Vendor as follows and acknowledges and confirms that the Vendor is relying on such representations and warranties in connection with the sale of the Business and the Purchased Assets:

     a) Organization
          The Purchaser is a corporation duly incorporated and organized and validly subsisting under the laws of the Province of Alberta and has the corporate power to own or lease its property, to carry on the Business now being conducted by it and to enter into this Agreement and to perform its obligations hereunder. The Purchaser is duly qualified as a corporation to do business in the Province of Alberta, being the only jurisdiction in which the nature of its business makes such qualification necessary

     b) Authorization
          This Agreement has been duly authorized, executed and delivered by the Purchaser and is a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser by the Vendor in accordance with its terms.

     c) No Violation
          The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions herein provided for will not, to the best of the knowledge of the Purchaser, result in:

          i) the breach or violation in any material respect of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Purchaser under:

               (1) any contract to which the Purchaser is a party to or by which it is or its properties are bound;

               (2) any provision of the constating documents or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Purchaser;

               (3) judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Purchaser;

               (4) any licence, permit, approval, consent or authorization held by the Purchaser, or

               (5)  any applicable law, statute, ordinance, regulation or rule.

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5. ARTICLE FIVE - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER - continued

     d) Consents and Approvals
          There is no requirement for the Purchaser to make any filing with, give any notice to or obtain any licence, permit, certificate, registration, authorization, consent or approval of, any government or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement.

     e) GST Registration
          The Purchaser is a registrant for the purposes of the ETA whose registration number is 897789400RT-0001.


6. ARTICLE SIX - SURVIVAL OF COVENANTS, REPRESENTATIONSAND WARRANTIES

     a) Survival of Covenants, Representations and Warranties
          All representations, warranties, covenants and agreements contained in this Agreement on the part of each of the parties shall survive the Closing, the execution and delivery hereunder of any bills of sale, instruments of conveyance, assignments or other instruments of transfer of title to any of the Purchased Assets and the payment of the consideration contemplated under this Agreement, except that the representations and warranties contained in this Agreement shall only survive for one (1) year following Closing.


7. ARTICLE SEVEN - SUPPLIERS AND BUYERS PARTICULARS

     a) The Vendor shall provide to the Purchaser all books, records, files and documents relating to the suppliers and buyers of the Business, including, without limitation, a list of their suppliers and buyers on the Closing Date.


8. ARTICLE EIGHT - EMPLOYEES

     a) Pre-Closing Obligations
          Immediately before the Closing, the Vendor shall pay all of the Employees' accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, Canada Pension Plan premiums, accrued wages, salaries, overtime, bonuses and commissions and employee benefit plan payments up to the Closing Date..

     b) The Purchaser shall enter into employment agreements with Lenora Sheppard and Doug Whitten on terms satisfactory to the Vendor, the Purchaser, and each of Lenora Sheppard and Doug Whitten. The Purchaser acknowledges that it is a successor employer of Lenora Sheppard and Doug Whitten for the purposes of s. 5 of the Employment Standards Code (Alberta).

     c) Should the Purchaser terminate the employment of either Lenora Sheppard or Doug Whitten within the first five years after the Closing, and become obliged to pay compensation for wrongful dismissal to such terminated employee, the provided that the amount of compensation paid was reasonable in the circumstances, the Vendor shall reimburse the Purchaser for a portion of the compensation paid, such portion being equal to the result produced by the formula A X B/C, where A is the amount paid, B is the number of months of continuous employment of the terminated employee by Vendor and C is

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8. ARTICLE EIGHT - EMPLOYEES - continued

          the number of months of continuous employment of the terminated employee by Vendor and Purchaser.


9. ARTICLE NINE - CLOSING

     a) Deliveries to the Purchaser
          At the Closing Time, the Vendor shall deliver to the Purchaser actual possession of the Purchased Assets and shall deliver to the Purchaser the following duly executed documents or do the following acts or things:


          i) the bills of sale, assurances, transfers, assignments and other documentation necessary or reasonably required to transfer the Purchased Assets to the Purchaser with a good and valid title, free and clear of all Encumbrances whatsoever;

          ii) a Non-Competition Covenant in favour of the Parent Company duly executed by Jean Bundschuh;

          iii) a Non-Competition Covenant in favour of the Parent Company duly executed by Jeff Fearn;

          iv) a Management Services Agreement between the Purchaser and the Vendor duly execute by the Vendor; and

          v) all other documents and instruments as may be required by the Purchaser or its counsel, acting reasonably.

     b) Deliveries to the Vendor
          At the Closing Time, the Purchaser shall deliver to the Vendor the following documents duly executed or do the following acts or things:

          i)   Payment of the portion of the Purchase Price due upon Closing

          ii) The written undertaking of the Purchaser to pay the balance of the Purchase Price pursuant to section 3(b)(ii);

          iii) Certified Director's Resolution authorizing the purchase of the Purchased Assets;

          iv) a Management Services agreement between Purchaser and Vendor duly executed by the Purchaser;

          v) a General Security Agreement duly executed by the Purchaser in favor of the Vendor;

          vi) a Guarantee by the Parent Company of the undertaking given by the Purchaser to pay the balance of the Purchase Price pursuant to section 3(b)(ii); and

          vii) all other documents and instruments as may be required by the Vendor or its counsel, acting reasonably.

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9. ARTICLE NINE - CLOSING - continued

     c) Closing Deliveries
          The parties acknowledge that the form and content of several of the documents contemplated to be delivered at closing has not been settled as of the date of this agreement. It is a condition precedent of this agreement, therefore, that the delivery of all closing documents and the closing of the transaction contemplated by this agreement shall only occur if the form and content of all closing documents is settled and all such closing documents are duly executed and delivered at Closing. If this condition precedent is not satisfied, then neither party has any further obligation to the other with respect to the matters contemplated by this agreement.

10. ARTICLE TEN - INDEMNIFICATION

     a) Agreement to Indemnify

          i) The Purchaser shall be indemnified and held harmless by the Vendor in respect of any and all damages incurred by the Purchaser as a result of any inaccuracy or misrepresentation or in breach of any representation, warranty, covenant or agreement made in this Agreement by the Vendor and any matters relating to the Business prior to the Closing.

          ii) The Vendor shall be indemnified and held harmless by the Purchaser in respect of any and all damages incurred by the Vendor as a result of any inaccuracy or misrepresentation or in breach of any representation, warranty, covenant or agreement made in this Agreement by the Purchaser and any matters relating to the Business after the Closing.


11. ARTICLE ELEVEN - MISCELLANEOUS

     a) Notices
          Any notice required or permitted under this Agreement can be sent by any means, but it is not effective until the first weekday (that is not a statutory holiday in Alberta) after the day it is delivered, and "delivered" means actual arrival at the address provided for in this Agreement for the addressee, in legible form (or where sent by fax or e-mail, produced and printed).

          Notice may be given:
          If to the Vendor:     44 Church Raches Close NW Calgary AB T3R 1C1
          If to the Purchaser: 499 - 1 Street SE, Medicine Hat, Alberta, T1A 0A7

          Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

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11. ARTICLE ELEVEN - MISCELLANEOUS - continued

     b) Reasonable Commercial Efforts
          The parties acknowledge and agree that, for all purposes of this Agreement, an obligation of any party to use its reasonable commercial efforts to obtain any waiver, consent, approval, permit, licence or document shall not require such party to make any payment to any person for the purpose of procuring the same, other than payments for amounts due and payable to such person, payments for incidental expenses incurred by such person and payments required by any Applicable Laws.

     c) Non-Merger
          Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties of the parties contained in this Agreement shall not merge on and shall survive the Closing, and, notwithstanding such Closing, or any investigation made by or on behalf of any party, shall continue in full force and effect. Closing shall not prejudice any right of one party against any other party in respect of anything done or admitted hereunder or under any or in respect of any right to damages or other remedies.

     d) Counterparts and Effectiveness
          This Agreement and the documents relating to the transactions contemplated by this Agreement may be signed in any number of counterparts and the signatures delivered by telecopy, each of which shall be deemed to be an original, with the same effect as if the signatures thereto were upon the same instrument and delivered in person. This Agreement and such documents shall become effective when each party thereto shall have received a counterpart thereof signed by the other parties thereto. In the case of delivery by telecopy by any party, that party shall forthwith deliver a manually executed original to each of the other parties.

     e) Transmission by Facsimile
          The parties hereto agree that this Agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide each and every other party hereto with a copy of the Agreement bearing original signatures forthwith upon demand.

     f) Costs
          The Purchaser shall pay for all legal costs for this Agreement.

     IN WITNESS WHEREOF this Agreement has been executed by the Vendor and the Purchaser.

                                                  WORLDWIDE PROMOTIONAL
                                                  PRODUCTS 2004 CORPORATION

                                                  /s/_________________________


                                                  /s/_________________________

                                                  425001 ALBERTA LTD.

                                                  /s/_________________________


                                                  /s/_________________________

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